Exhibit 10.4 (g)
FOURTH AMENDMENT TO
CREDIT AGREEMENT
This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of February 16, 2022 and is between INDEPENDENT BANK GROUP, INC., a Texas corporation (the “Borrower”), and U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), a national banking association, as the Lender (the “Lender”) and as Administrative Agent.
RECITALS
A.    Borrower, the Lender and the Administrative Agent are party to a Credit Agreement dated as of January 17, 2019, a First Amendment to Credit Agreement dated as of January 17, 2020, a Second Amendment to Credit Agreement dated as of January 15, 2021 (the “Second Amendment”), and a Third Amendment to Credit Agreement dated as of January 17, 2022 (the “Third Amendment”) (as amended, restated or otherwise modified, the “Credit Agreement”). Capitalized terms not otherwise defined in this Fourth Amendment shall have the meanings respectively ascribed to them in the Credit Agreement.
B.    The parties hereto desire to amend and modify the Credit Agreement in accordance with the terms and subject to the conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:
AGREEMENT
SECTION 1.AMENDMENTS TO THE CREDIT AGREEMENT.
Section 1.1Article I - Definitions. The definitions of “Daily Simple SOFR,” “SOFR,” “Termination Date” and “Term SOFR” as set forth in Article I of the Credit Agreement as amended by the Second Amendment, are amended in their entireties to read as follows:
“Daily Simple SOFR” means a daily rate based on SOFR and determined by the Administrative Agent in accordance with the conventions for such rate selected by the Administrative Agent, plus 0.11448% (11.448 basis points).
“SOFR” means the secured overnight financing rate which is published by the Board or any committee convened by the Board and available at www.newyorkfed.org.
“Termination Date” means February 16, 2023 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
“Term SOFR” means a forward-looking term rate based on SOFR and recommended by the Board, plus 0.11448% (11.448 basis points) for a one-month tenor, 0.26161% (26.161 basis points) for a three-month tenor, and 0.42826% (42.826 basis points) for a six-month tenor.
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Article I of the Credit Agreement shall be amended by deleting the definitions of “LIBOR,” “LIBOR Loan,” “LIBOR Rate,” and “Monthly Reset LIBOR Rate” and adding thereto the following definitions in proper alphabetical order:
“BSBY” means the Bloomberg Short-Term Bank Yield Index.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Monthly Reset BSBY Rate” means the greater of (i) zero percent (0.0%) and (ii) the one-month BSBY rate quoted by the Administrative Agent from the applicable Reuters screen (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time), which shall be that one-month BSBY rate in effect two New York Banking Days prior to the Rate Adjustment Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, and reset monthly on each Rate Adjustment Date; provided that if the BSBY rate is not published on such New York Banking Day due to a holiday or other circumstance that the Administrative Agent deems in its sole discretion to be temporary, the applicable BSBY rate shall be the BSBY rate last published prior to such New York Banking Day.
“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between a Lender and the jurisdiction imposing such Tax (other than connections arising from a Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Revolving Loan or Loan Document).
Section 1.2Ratable Loans. Section 2.3 of the Credit Agreement is amended by deleting the last sentence thereof in its entirety.
Section 1.3Interest Rate. Section 2.7 of the Credit Agreement is amended in its entirety to read as follows:
2.7    Interest Rates, Prior to an Event of Default, and except as otherwise provided herein, interest on each Revolving Loan shall accrue at an annual rate equal to 1.75% plus the Monthly Reset BSBY Rate for each day such Revolving Loan shall be outstanding. If the initial occurrence of the interest rate described in the preceding sentence applying to either any new Revolving Loan or any outstanding Revolving Loan occurs other than on a Rate Adjustment Date, the initial Monthly Reset BSBY Rate shall be determined by reference to the one-month BSBY rate in effect two New York Banking Days prior to (a) the closing date of such new Revolving Loan and (b) the date of the initial occurrence of the interest rate described in the preceding sentence applying to any Revolving Loan outstanding on such date, which rate to the extent greater than zero percent (0.0%) plus the percentage described above shall be in effect until the next Rate Adjustment Date. The Administrative Agent’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

Section 1.4Increased Costs, Reimbursement and Availability of BSBY. Sections 3.1, 3.2 and 3.3 of the Credit Agreement are amended in their entireties to read as follows:
3.1    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in BSBY or Term SOFR);
(ii)    subject any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Revolving Loans, and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Revolving Loan or of maintaining its obligation to make any Revolving Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment or the Revolving Loans to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
3.2    Certificates for Reimbursement; Delay in Requests. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 3.1 and 3.4 and delivered to the Borrower shall be conclusive absent manifest error. The

Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of such Lender to demand compensation pursuant to Sections 3.1 and 3.4 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate such Lender pursuant to Section 3.1 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.3    BSBY Unavailability. If the Administrative Agent has determined in its sole discretion that (i) the administrator of BSBY (or any substitute index which replaces BSBY (BSBY or such replacement, the “Benchmark”)) has made a public statement that such Benchmark will no longer be provided, (ii) the administrator of the Benchmark has announced that such Benchmark is no longer representative of the underlying market and economic reality that such Benchmark is intended to measure, or (iii) any similar circumstance exists such that such Benchmark has become permanently unavailable or ceased to exist, the Administrative Agent will (x) replace such Benchmark with a replacement rate or (y) if any such circumstance applies to fewer than all tenors of such Benchmark used for determining an interest period hereunder, discontinue the availability of the affected interest periods. In the case of BSBY, (a) for any Revolving Loan hereunder where the rate is reset daily, such replacement rate will be Daily Simple SOFR, and (b) for any Revolving Loan hereunder where the rate is reset at monthly or longer intervals, such replacement rate will be Term SOFR; provided that if the Administrative Agent determines in its sole discretion that Term SOFR is not available for the applicable Revolving Loan at the time of such replacement, then such replacement rate will be Daily Simple SOFR. In connection with the selection and implementation of any such replacement rate, the Administrative Agent may make any technical, administrative or operational changes that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such replacement rate. Without limitation of the foregoing, in the case of a transition to Daily Simple SOFR, the Administrative Agent will remove any other pricing options included in this Agreement which reference a rate that may change or is reset on a daily basis, including, without limitation, the Administrative Agent’s prime rate. The Administrative Agent does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, BSBY or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, BSBY.
The Administrative Agent’s internal records of applicable interest rates shall be determinative in the absence of manifest error.
Section 1.5    Lending Installations; Mitigation. Section 3.5 of the Credit Agreement is amended in its entirety to read as follows:
3.5    Selection of Lending Installation; Mitigation Obligations; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Revolving Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.4, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. The obligations of the Borrower under Sections 3.1 and 3.4 shall survive payment of the Obligations and termination of this Agreement.
Section 1.6    Break-Funding. Section 3.6 of the Credit Agreement is amended in its entirety to read as follows:
3.6    Reserved.

SECTION 2.REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender and the Administrative Agent as of the date hereof as follows:
(i)    No Default or Event of Default has occurred or is continuing under the Credit Agreement, and no Default or Event of Default would result from the amendment contemplated hereby.
(ii)    The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary and proper corporate and other proceedings and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Authority) in order to be effective and enforceable.
(iii)    This Amendment and the other Loan Documents (as amended by this Amendment) constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
(iv)    The representations and warranties contained in Article V of the Credit Agreement are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof (upon giving effect to this Amendment), except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.
(v)    Borrower is in compliance with all of the covenants contained in the Credit Agreement.
(vi)    Borrower’s Obligations under the Credit Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.
SECTION 3.ADDITIONAL TERMS.
3.1Acknowledgement of Indebtedness under Credit Agreement. Borrower acknowledges and confirms that, as of the date hereof, Borrower is indebted to the

Lender, without defense, setoff, or counterclaim, in the aggregate principal amount of $0.00 under the Credit Agreement.
3.2The Credit Agreement. On and after the Effective Date: (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, (ii) each reference to the Credit Agreement in all Loan Documents shall mean and be a reference to the Credit Agreement, as amended hereby, and (iii) this Amendment shall be deemed a “Loan Document” for the purposes of the Credit Agreement.
3.3 Amendment and Credit Agreement to be Read Together. This Amendment supplements and is hereby made a part of the Credit Agreement, and the Credit Agreement and this Amendment shall from and after the Effective Date be read together and shall constitute one agreement. Except as otherwise set forth herein, the Credit Agreement shall remain in full force and effect.
3.4Acknowledgements. Borrower acknowledges that (i) it has been advised by counsel of its choice of law with respect to this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, (ii) any waiver of Borrower set forth herein has been knowingly and voluntarily made, and (iii) the obligations of the Lender and the Administrative Agent hereunder shall be strictly construed and shall be expressly subject to Borrower’s compliance in all respects with the terms and conditions of the Credit Agreement.
3.5No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Event of Default (including without limitation any Event of Default existing on the date hereof), nor operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent (including without limitation any rights, powers or remedies of a Lender or the Administrative Agent with respect to any Event of Default existing on the date hereof), nor constitute a waiver of, or consent to any departure from, any provision of the Credit Agreement, or any of the other Loan Documents.
3.6No Novation. The terms and conditions of the Credit Agreement are amended as set forth in this Amendment. It is expressly understood and acknowledged that nothing in this Amendment shall be deemed to cause or otherwise give rise to a novation of the indebtedness contemplated in the Credit Agreement. All of Borrower’s “Obligations” under the Credit Agreement shall in all respects be continuing and this Amendment shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such “Obligations.”
SECTION 4.CONDITIONS PRECEDENT. The amendments set forth in SECTION 1 above shall become effective as of the date (the “Effective Date”) on which each of the following conditions shall have been satisfied: (i) Administrative Agent shall have received a fully executed Amendment and any other documents to be executed, delivered, or performed in connection with this Amendment (the “Amendment Documents”); (ii) the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date; (iii) Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of Borrower certifying (A) as to resolutions of the Board of Directors of Borrower sufficient to authorize this Amendment by Borrower and its execution and delivery by officers of Borrower and that there has been no change in or revocation of the authority granted to the officers of Borrower therein, (B) that there has been no change to Borrower’s articles of incorporation or bylaws since a copy thereof was provided by the secretary or assistant secretary of Borrower with a certificate delivered to the Administrative Agent on or about the date of the Credit Agreement or if such changes have occurred, providing a true and accurate copy of the current articles of incorporation and bylaws, as applicable, (C) as to the names and titles of officers authorized to execute and deliver this Amendment, and (D) as to such other matters as the Administrative Agent shall require; (iv) a certificate of good standing or status from the Secretary of State or other applicable office of the state in which Borrower was incorporated or formed, and (v) Administrative Agent shall have received payment from Borrower, in immediately available funds, of an amount sufficient to reimburse all reasonable out-of-pocket costs, fees and expenses incurred by Administrative Agent, or for which Administrative Agent has become obligated which have been invoiced to Borrower prior to or on the date hereof, in connection with the negotiation, preparation and consummation of this Amendment, including but not limited to, reasonable attorneys’ fees and expenses.
SECTION 5.RELEASE. BORROWER, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, DOES HEREBY FULLY, FINALLY AND UNCONDITIONALLY RELEASE AND FOREVER DISCHARGE, AND AGREES TO HOLD HARMLESS, THE LENDER, THE ADMINISTRATIVE AGENT AND EACH OF THEIR RESPECTIVE EQUITY HOLDERS AND AFFILIATES, AND THEIR RESPECTIVE AGENTS, ADVISORS, MANAGERS, PARENTS, SUBSIDIARIES, ATTORNEYS, REPRESENTATIVES, EMPLOYEES, OFFICERS AND DIRECTORS, AND THE SUCCESSORS, ASSIGNS, HEIRS AND REPRESENTATIVES OF EACH OF THE FOREGOING, FROM ANY AND ALL DEBTS, CLAIMS, COUNTERCLAIMS, SETOFFS, OBLIGATIONS, DAMAGES, COSTS, ATTORNEYS’ FEES AND EXPENSES, SUITS, DEMANDS, LIABILITIES, ACTIONS, PROCEEDINGS AND CAUSES OF ACTION, IN EACH CASE WHETHER KNOWN OR UNKNOWN, CONTINGENT OR FIXED, DIRECT OR INDIRECT AND OF WHATEVER KIND, NATURE OR DESCRIPTION, AND WHETHER IN LAW OR IN EQUITY, UNDER CONTRACT, TORT, STATUTE OR OTHERWISE, THAT BORROWER HAS HERETOFORE HAD OR NOW OR HEREAFTER CAN, SHALL OR MAY HAVE BY REASON OF ANY ACT, OMISSION OR THING WHATSOEVER DONE OR OMITTED TO BE DONE ON OR PRIOR TO THE EFFECTIVE DATE ARISING OUT OF, CONNECTED WITH OR RELATED IN ANY WAY TO THIS AMENDMENT, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS DESCRIBED THEREIN, THE REVOLVING LOANS, THE LENDER’S AND THE ADMINISTRATIVE AGENT’S ADMINISTRATION THEREOF, OR THE FINANCING OR BANKING RELATIONSHIPS OF BORROWER WITH THE LENDER AND THE ADMINISTRATIVE AGENT.

SECTION 6.MISCELLANEOUS.
6.1Entire Agreement; Successors. This Amendment (i) constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby; and (ii) shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto permitted pursuant to Article XIII of the Credit Agreement.
6.2Counterparts. This Amendment may be executed in any number of counterparts (which taken together shall constitute one and the same instrument) and by facsimile or electronic (.pdf) transmission, which facsimile or electronic (.pdf) signatures shall be considered original executed counterparts.

6.3GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
6.4CONSENT TO JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
6.5WAIVER OF JURY TRIAL. BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.
6.6SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.1 (OTHER THAN TRANSMISSION BY FACSIMILE) OF THE CREDIT AGREEMENT WITH RESPECT TO THE MATTERS SET FORTH IN THIS AMENDMENT. NOTHING IN THIS WAIVER WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
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IN WITNESS WHEREOF, Borrower, the Lender, and the Administrative Agent have executed this Amendment as of the date first above written.

INDEPENDENT BANK GROUP, INC. By: /s/ David R. Brooks Name: David R. Brooks Title: Chairman of the Board and CEO

U.S. BANK NATIONAL ASSOCIATION By: /s/ Michael R. Point Name: Michael R. Point Title: Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement